UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2008
R. G. BARRY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-8769	31-4362899

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
      13405 Yarmouth Road N.W., Pickerington, Ohio 43147
(Address of principal executive offices) (Zip Code)
      (614) 864-6400
(Registrant’s telephone number, including area code)
      Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets
Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On February 25, 2008, R. G. Barry Corporation (the “Company”) issued a press release announcing that it intends to transfer the listing of its Common Shares, par value $1.00 per share (the “Common Shares”), to The NASDAQ Stock Market LLC (“NASDAQ”) from the American Stock Exchange (“Amex”). The Company anticipates that its Common Shares will commence listing and trading on NASDAQ under the trading symbol “DFZ” on March 10, 2008. A copy of the press release is attached as Exhibit 99 hereto.
Also, on February 25, 2008, the Company informed Amex that the Company intends to voluntarily transfer the listing of its Common Stock to NASDAQ and requested that Amex cease listing and trading the Common Shares, effective following the close of business on March 7, 2008.
Section 9 — Financial Statements and Exhibits.
Item 9.01     Financial Statements and Exhibits.
     (a) — (c) Not applicable.
     (d) Exhibits.

Exhibit No.	Description

99	News Release Issued by R. G. Barry Corporation on February 25, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. G. BARRY CORPORATION

February 27, 2008	By:	/s/ Daniel D. Viren

Daniel D. Viren Senior Vice President — Finance, Chief Financial Officer and Secretary